EXHIBIT 23



                           STEVEN HOLLAND, CPA
                    3914 MURPHY CANYON RD., STE. A126
                           SAN DIEGO, CA 92123
                             (619) 279-1640



     I have prepared the attached audited financial statements for Innovative Medical Services for the fiscal year ended July 31, 1997 included in said Company's Annual Report on Form 10-KSB. I hereby consent to their inclusion in the Company's Form 10-KSB.





/s/ STEVEN HOLLAND
Steven Holland, CPA

October 27, 1997